Exhibit 10.7

SECURITIES PURCHASE AGREEMENT

BY AND BETWEEN

KALOBIOS PHARMACEUTICALS, INC.

AND

BLACK HORSE CAPITAL LP, BLACK HORSE CAPITAL MASTER FUND LTD., CHEVAL HOLDINGS, LTD., AND NOMIS BAY LTD

DATED AS OF APRIL 1, 2016

This draft remains subject to review and comment.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of April 1, 2016 by and among KaloBios Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Black Horse Capital LP (“BHC”), Black Horse Capital Master Fund Ltd. (“BHCF”), Cheval Holdings, Ltd. (“Cheval”), and Nomis Bay LTD (“Nomis”) (BHC, BHCF, Cheval, and Nomis shall each individually be referred to herein as a “Purchaser” and collectively be referred to herein as the “Purchasers”).

WHEREAS, the Company is a debtor and debtor-in-possession in the Bankruptcy Case (as herein defined) pending before the Bankruptcy Court (as herein defined);

WHEREAS, the Company and the Purchasers have executed the Term Sheet (as defined herein) in contemplation of the DIP Financing (as defined herein) and the bankruptcy exit financing to be provided by Purchasers pursuant to the terms of this Agreement and the Confirmed Plan (as defined herein);

WHEREAS, on March 24, 2016, the Bankruptcy Court entered the Term Sheet Approval Order (as defined herein), which, among other things, approved the Breakup Fee (as defined herein) and the Bidding Procedures (as defined herein);

WHEREAS, the Company desires to reorganize the capitalization of the Company pursuant to the Confirmed Plan (as defined herein);

WHEREAS, in furtherance of and without limiting the generality of the foregoing, the Company desires to seek to obtain a confirmation order from the Bankruptcy Court (as hereinafter defined) with respect to the Bankruptcy Plan (as defined herein) as expeditiously as possible;

WHEREAS, as of the Closing Date, the Purchasers desire to make a significant investment in the Company, and to implement such investment, the Purchasers desire to purchase from the Company, and the Company desires to issue and sell to each Purchaser, upon the terms and conditions set forth herein, the Securities (as defined herein), in each case upon all of the terms and conditions of this Agreement; and

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, intending to be legally bound, agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 5.5.

“Action” means collectively, any action, suit, inquiry, notice of violation, proceeding or investigation pending against the Company or any of its properties or assets before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

“Adversary Proceeding” means the Action filed in the Bankruptcy Court and captioned In re Gregory Rea, et al., v. KaloBios Pharmaceuticals, Inc., Adv. Pro. No. 16-50001 (LSS).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Bankruptcy Case” means the bankruptcy case of the Company, as debtor and debtor in possession, which was commenced by the Company’s filing in the Bankruptcy Court of a voluntary petition for bankruptcy relief under chapter 11 of the Bankruptcy Code. The Bankruptcy Case is captioned as Case No. 15-12628 (LSS).

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §101, et seq., as now in effect or hereafter amended.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware.

“Bankruptcy Disclosure Statement” means the disclosure statement to accompany the Bankruptcy Plan, which shall be prepared in accordance with the requirements of section 1125 of the Bankruptcy Code and shall be in a form reasonably acceptable to the Company and the Purchasers.

“Bankruptcy Plan” means the plan of reorganization for the Company to be filed in the Bankruptcy Case in a form reasonably acceptable to the Company and the Purchasers and embodying, inter alia, the terms set forth in the Term Sheet, with such changes as may be agreed among the Company and the Purchasers, together with all exhibits, schedules and supplements thereto, as the foregoing may be amended from time to time with the consent of the Purchasers, such consent not to be unreasonably withheld.

“Bankruptcy Related Costs” means (a) all fees required to be paid to the Clerk of the Bankruptcy Court and/or the United States Trustee under section 1930(a) of title 28 of the United States Code plus interest at the statutory rate; (b) all fees and expenses incurred by any Professional retained in the Bankruptcy Case by the Company in each instance pursuant to section 327, 328, or 363 of the Bankruptcy Code; and (c) all fees and expenses incurred to Prime Clerk, LLC, or any successor claims and/or noticing agent appointed by Bankruptcy Court order in the Bankruptcy Case.

“Bankruptcy SAL/SFA” means the Schedules of Assets and Liabilities [Docket No. 215], the Statement of Financial Affairs [Docket No. 216], each as amended by the Company from time to time.

“Bankruptcy Schedules” means the Bankruptcy SAL/SFA and documents and information, including proofs of claim and exhibits thereto, made publicly available in official register of claims maintained by Prime Clerk, LLC, or any successor entity, as the claims and noticing agent for the Bankruptcy Case appointed by the Bankruptcy Court pursuant to 28 U.S.C. § 158(c), and all monthly operating reports filed by the Company in the Bankruptcy Case.

“Bidding Procedures” means the Bidding Procedures in substantially the form annexed as Exhibit 1 to the Term Sheet Approval Order.

“Board of Directors” means the board of directors of the Company.

“Breakup Fee” shall have the meaning ascribed to such term in Section 8.2.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the conditions precedent to (i) the Purchasers’ obligations to pay the Purchase Price as set forth in Section 2.1 hereof, and (ii) the Company’s obligations to deliver the Securities as set forth in Section 2.1 hereof, in each case, have been satisfied or waived, but in no event later than June 30, 2016.

“Commission” means the United States Securities and Exchange Commission.

“Company” shall (i) from the date hereof until immediately prior to the effective date of the Confirmed Plan, have the meaning set forth in the preamble; (ii) as of the effective date of the Confirmed Plan, mean the Reorganized Debtor; and (iii) for the purposes of Article VIII (Breakup Fee) hereof, mean KaloBios Pharmaceuticals, Inc., a Delaware corporation, once it has emerged from the Bankruptcy Case pursuant to a plan other than the Confirmed Plan.

“Confirmation Order” means a Final Order of the Bankruptcy Court confirming the Bankruptcy Plan.

“Confirmed Plan” means the Bankruptcy Plan, which has been confirmed in the Bankruptcy Case by the Confirmation Order and become effective and enforceable by its terms.

“Contract” means any agreement, instrument, license, document, real or personal property lease, employee benefit or welfare plan or other business or commercial arrangement (in each case, including any extension, renewal, amendment or other modification thereof) to which the Company is a party or by which the Company is bound or to which the Company is subject or which pertains to the business or properties of the Company.

“DEA” means the United States Drug Enforcement Agency.

“DIP Financing” shall have the meaning assigned to such term in the Term Sheet.

“DIP Financing Attorneys’ Fees” means all of Purchasers’ reasonable professional costs and fees incurred in relation to the DIP Financing, including, without limitation, due diligence for and the negotiation and documentation of the Term Sheet, the Loan Documents, the Term Sheet Approval Order, and the DIP Order.

“DIP Order” means an order in form and substance acceptable to the Purchasers entered by the Bankruptcy Court approving the DIP Financing.

“Drug Application” means any new drug application (“NDA”), abbreviated new drug application (“ANDA”), investigational new drug application (“IND”), and/or biologics license application (“BLA”), as well as any product license application for any Product, as appropriate, as those terms are defined by the FDA.

“Drug Legal Requirements” means the FDCA, the Federal Controlled Substances Act, 21 U.S.C. § 801 et seq., the implementing regulations of each codified at Title 21, Code of Federal Regulations, any analogous applicable Legal Requirement of any applicable jurisdiction, and all terms and conditions of any pending or approved application.

“Environmental Legal Requirements” means all Legal Requirements relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder.

“Evaluation Date” shall have the meaning ascribed to such term in Section 4.1(q).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempted Securities” means (i) shares of Old Common Stock or New Common Stock issued upon exercise of Old Common Stock Equivalents outstanding as of the date hereof, and (ii) shares of New Common Stock issued upon exercise of any New Common Stock Equivalents issued to Savant in connection with the Savant Acquisition.

“Exit Financing Attorneys’ Fees” means all of Purchasers’ reasonable professional costs and fees incurred in relation to or in connection with the negotiation and preparation of this Agreement and the Transaction Documents, and the consummation of the transactions described in this Agreement.

“Exit Financing Commitment Fee” means a commitment fee equal to Seven Hundred Seventy Thousand and 00/100 U.S. Dollars ($770,000.00 USD), which, if this Agreement is consummated, shall be payable by the Company to the Purchasers exclusively through the issuance of the Securities.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDA” means the United States Food and Drug Administration.

“FDCA” means the United States Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder.

“FTC” means the United States Federal Trade Commission.

“Final Order” means an order entered by the Bankruptcy Court, or any other court exercising jurisdiction over the subject matter hereof and the Parties, that has not been stayed, reversed, modified, or vacated and as to which: (i) there has not been filed and is not pending any appeal or petition for writ of certiorari; (ii) there has not been filed and is not pending any motion for stay, rehearing, reargument, reconsideration, or other motion (collectively, a “Tolling Motion”) that tolls the running of the time period within which a notice of appeal, petition for writ of certiorari, or Tolling Motion must be filed; and (iii) the time within which a Tolling Motion, notice of appeal, or petition for writ of certiorari must be filed has expired without any Tolling Motion, notice of appeal, or petition for writ of certiorari having been filed; provided, however, that the possibility that a motion pursuant to Fed. R. Civ. P. 59 or 60 or Fed. R. Bankr. P. 9023 or 9024 may be filed with respect to such order does not prevent such order from being a Final Order.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis during the periods involved.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Entity.

“Governmental Entity” means any government, agency, governmental department, commission, board, bureau, court, arbitration panel or instrumentality of the United States of America or any state or other political subdivision thereof (whether now or hereafter constituted and/or existing), including, without limitation, the Bankruptcy Court, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Hazardous Materials” means any chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes.

“Healthcare Regulatory Legal Requirements” means the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the Federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Legal Requirement (42 U.S.C. § 1320a-7b(a)), the Anti-Inducement Legal Requirement (42 U.S.C. § 1320a-7a(a)(5)), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, the exclusion laws, Social Security Act § 1128 (42 U.S.C. § 1320a-7), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and the regulations promulgated pursuant to such laws, and comparable state laws, and all other local, state, federal, national, supranational and foreign laws, manual provisions, policies and administrative guidance relating to the regulation of the Company.

“HHS” means the United States Department of Health and Human Services.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” shall have the meaning ascribed to such term in Section 4.1(y).

“Intellectual Property” means, with respect to any Person, all United States and foreign patents, Patent Applications and like protections, including improvements, divisions, continuation, renewals, reissues, extensions and continuations in part of the same, trademarks, trade names, trade styles, trade dress, service marks, logos and other business identifiers and, to the extent permitted under applicable law, any applications therefore, whether registered or not, and the goodwill of the business of such Person connected with and symbolized thereby, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative works, whether published or unpublished, technology, know-how and processes, operating manuals, trade secrets, clinical and non-clinical data, computer hardware and software, rights to unpatented inventions and all applications and licenses therefor, used in or necessary for the conduct of business by such Person and all claims for damages by way of any past, present or future infringement of any of the foregoing.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 4.1(n).

“Knowledge” or “Knowledge of the Company” means the actual knowledge without investigation of (i) Dr. Cameron Durrant, in his capacity as a Director of the Company or as the Company Chief Executive Officer, and (ii) Morgan Lam, in his capacity as the Company’s Chief Operating Officer and otherwise as an employee of the Company.

“Legal Requirements” means all federal, state, foreign and local laws, statutes, codes, rules, regulations, ordinances, orders, Proceedings and the like of any Governmental Entity, including common law, including, without limitation, Environmental Legal Requirements, Drug Regulatory Legal Requirements and Healthcare Regulatory Legal Requirements.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Loan Agreement” means that certain Debtor In Possession Credit and Security Agreement, dated as of April 1, 2016, by and among the Company and the Purchasers, in form and substance acceptable to and approved by Purchasers, executed by the Company, as required by Purchasers in connection with the DIP Financing.

“Loan Documents” means the Loan Agreement, together with any and all related security agreements, deposit control agreements, promissory notes, mortgages, deeds of trust, assignments, pledges, instruments, documents, certificates, opinions and assurances, and any other documents, in form and substance acceptable to and approved by Purchasers, executed by the Company, as required by Purchasers in connection with the DIP Financing.

“Market”, “Marketed” or “Marketing” means to study, investigate, develop, manufacture, test, sell, or market any Product pursuant to a preclinical or clinical trial, Drug Application or other Governmental Approval issued by the FDA or any state Board of Pharmacy or Department of Health.

“Material Adverse Effect” means any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, that results in a material adverse change upon, any of: (i) the assets, business, properties or operations of the Company, (ii) the Company’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, (iii) the legality, validity or enforceability of this Agreement, or (iv) the PRV program, which could adversely affect benznidazole’s ability to earn a PRV upon receiving a new Drug Application approval, excluding as to each of the foregoing any change, event, circumstance, development or effect resulting or arising from: (a) any circumstance generally affecting the international, national or regional pharmaceutical or biotechnology industry (other than changes or prospective changes in the PRV program); (b) any change in economic, financial market, regulatory or political conditions, including any engagements of hostilities, acts of war or terrorist activities, or changes imposed by a Governmental Entity associated with additional security; (c) changes or prospective changes in Legal Requirements (other than changes or prospective changes in the PRV program), GAAP or official interpretations of the foregoing; (d) changes attributable to the announcement of this transaction or the identity of the Purchasers, including any loss, diminution or disruption, whether actual or threatened, of existing or prospective customer, distributor, supplier or other relationships resulting therefrom; (e) the failure in and of itself by the Company to meet any forecasts, projections or estimates, including internal forecasts, projections or estimates of revenue, earnings or performance (it being understood that the underlying causes of the failure to meet such forecasts, projections or estimates shall be taken into account in determining whether a Material Adverse Effect has occurred); or (f) the filing of the Company’s bankruptcy petition, the commencement of the Bankruptcy Case, or the pendency of the Bankruptcy Case.

“Material Contract” means any contract required to be filed by the Company with the Commission under Item 601(b)(10) of Regulation S-K.

“New Common Stock” means the new common stock of the Reorganized Debtor, par value $0.001 per share to be authorized and issued by the Reorganized Debtor pursuant to the Confirmed Plan, and any other class of securities into which such securities may hereafter be reclassified or changed.

“New Common Stock Equivalents” means any securities of the Company or the Subsidiaries, which would entitle the holder thereof to acquire at any time New Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, New Common Stock.

“Non-Disclosure Agreement” means any non-disclosure, confidentiality or similar agreement entered into in connection with the Bankruptcy Case, this Agreement or the Savant Acquisition, by a Purchaser(s) on the one hand and the Company or Savant on the other hand.

“Old Common Stock” means the common stock of the Company, par value $0.001 per share, immediately prior to the effective date of the Confirmed Plan.

“Old Common Stock Equivalents” means any securities of the Company or the Subsidiaries, which would entitle the holder thereof to acquire at any time Old Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Old Common Stock.

“OCR” means the United States Department of Health and Human Services Office for Civil Rights.

“Order” means any decision, injunction, judgment, order, decree, ruling, or verdict entered or issued by any Government Entity.

“Party” means each of BHC, BHCF, Cheval, Nomis, and the Company.

“Parties” mean collectively, the Purchasers and the Company.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Phase II Clinical Trial” means any Phase II Clinical Trial, as such term is defined in 21 C.F.R. §312.21, and any foreign equivalent thereto.

“Product(s)” mean any product Marketed by the Company or any of its Subsidiaries or its contractors on behalf of Company as of the date hereof or at any date thereafter, and includes the products listed on Schedule 4.1(z).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” means an aggregate amount equal to Eleven Million and 00/100 U.S. Dollars ($11,000,000 USD).

“PRV” means Tropical Disease Priority Review Voucher.

“Registration Statement” means a registration statement covering the resale of the Securities by the Purchasers.

“Reorganized Debtor” means the Company as reorganized as under the Confirmed Plan.

“Required Approvals” shall have the meaning ascribed to such term in Section 4.1(e).

“Required Permit(s)” means a Permit (a) issued or required under Legal Requirements applicable to the business of Company or any of its subsidiaries or contractors or necessary in the investigation, testing, manufacture, sale, or marketing of goods or services under Legal Requirements applicable to the business of Company or any of its subsidiaries or contractors or any Drug Application (including without limitation, at any point in time, all licenses, approvals and permits issued by FDA or any applicable Governmental Entity necessary for the investigation, testing, manufacture, sale, or marketing of any Product by Company as such activities are being undertaken by Company with respect to any Product at any time); or (b) issued by any Person from which Company or any of its contractors have received an accreditation.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Savant” means Savant Neglected Diseases, LLC, a Delaware limited liability company.

“Savant Acquisition” means the acquisition by Company of certain regulatory and non-intellectual property assets (the “Regulatory and Other Assets”) and exclusive license of intellectual property assets not constituting Regulatory and Other Assets, in each case, of the worldwide rights in and relating to benznidazole for human use owned by Savant.

“Savant Acquisition Agreement” means that certain definitive, written acquisition agreement to be entered into by and between Company and Savant with respect to the Savant Acquisition, which shall not materially vary from the terms of the Savant Acquisition LOI without the consent of the Purchasers, such consent not to be unreasonably withheld or delayed.

“Savant Acquisition LOI” means that certain Letter of Intent dated February 26, 2016, entered into between Company and Savant with respect to the Savant Acquisition.

“Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“SEC Reports” shall have the meaning ascribed to such term in Section 4.1(h).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 4.1(a) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Term Sheet” means that certain Letter of Intent dated March 18, 2016, by and between the Company and the Purchasers, together with the Term Sheet for Proposed DIP Financing and Exit Financing dated March 18, 2016, which have been approved by the Bankruptcy Court.

“Term Sheet Approval Order” means the Bankruptcy Court’s Order: (i) Approving Amended Letter of Intent and Amended Term Sheet, Each Dated March 18, 2016, With Nomis Bay Ltd and Funds Managed by Black Horse Capital LP, Black Horse Capital Master Fund Ltd. and Cheval Holdings, Ltd.; (ii) Approving Bidding Procedures Governing Submission and Consideration of Competing and Supplemental Plan Sponsorship Proposals; (iii) Approving Breakup Fee; (iv) Scheduling and Authorizing the Company to Conduct an Auction Pursuant to Such Procedures; and (v) Granting Related Relief, entered in the Bankruptcy Case on March 23, 2016 [Docket No. 293].

“Trading Day” means a day on which the principal Trading Market for Common Stock is open for trading, or if the Common Stock is not then listed on a Trading Market, a day on which the Nasdaq Stock Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Stock Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement and any other documents or agreements executed in connection with the issuance of Securities contemplated hereunder.

“Transfer Agent” means Computershare, Inc., the current transfer agent of the Company, with a mailing address of 250 Royall Street, Canton, MA 02021, and any successor transfer agent of the Company.

ARTICLE II.
PURCHASE AND SALE

2.1           Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, an aggregate of 5,885,000 shares of Common Stock (collectively, the “Securities”). At the Closing, the Company shall deliver the Securities to each Purchaser in such amounts as set forth on Schedule 2.1 against payment by the Purchasers via wire transfer of immediately available funds equal to the Purchase Price as set forth on Schedule 2.1 and in respect of the Exit Financing Commitment Fee. For the purposes of clarity, the Company and the Purchasers agree that the following shall apply with respect to the Securities to be purchased by the Purchasers hereunder: the aggregate number of Securities to be purchased by Purchasers as of the Closing Date assumes that during the period between March 18, 2016 and the Closing Date, there shall have been no issuance of additional shares of Old Common Stock or Old Common Stock Equivalents, and there shall have been no change in the number of issued and outstanding shares of Old Common Stock, other than issuances of Exempted Securities.

2.2           Closing Conditions.

(a)          The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met (or waived by the Company in writing):

(i)          the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchasers contained herein (unless herein required as of a specific date, in which case they shall be accurate as of such date);

(ii)         all material obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii)        except for the Adversary Proceeding, no action or proceeding shall be pending before any Governmental Entity, including, without limitation, the Bankruptcy Court, in which an unfavorable Final Order would prevent the consummation of the transactions contemplated hereunder;

(iv)        the Bankruptcy Plan shall be in form and substance reasonably acceptable to the Company and the Purchasers, consistent with the terms of this Agreement and the Term Sheet, confirmed by the Bankruptcy Court by one or more Final Order(s), and all conditions to the effectiveness of the Bankruptcy Plan shall have been reasonably determined by the Company and the Purchasers to be subject to satisfaction or waiver in accordance with the terms of the Bankruptcy Plan;

(v)         the Funding Date (as defined in the Loan Agreement) shall have occurred and the Term Loan (as defined in the Loan Agreement) shall have been fully funded to the Company by the Purchasers;

(vi)        the applicable waiting period (and any extension thereof) under the HSR Act, if required, shall have expired or shall have been earlier terminated; and

(vii)       the Purchasers shall have delivered such other documents or instruments as the Company reasonably requests and as are reasonably necessary to effect the transactions contemplated by this Agreement.

(b)          The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met (or waived by Purchasers in writing):

(i)          the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of the Company contained herein (unless herein required as of a specific date, in which case it shall be measured in all material respects as of such date);

(ii)         all material obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii)        the delivery by the Company of a certified copy of the Confirmation Order;

(iv)        the delivery by the Company of resolutions adopted, or a written consent signed by, the Board of Directors, that authorize and approve the transactions contemplated by this Agreement and the Transaction Documents;

(v)         there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(vi)        from the date hereof to the Closing Date, trading in the Old Common Stock shall not have been suspended by the Commission;

(vii)       except for the Adversary Proceeding, no action or proceeding shall be pending before any Governmental Entity, including, without limitation, the Bankruptcy Court, in which an unfavorable Final Order would prevent the consummation of the transactions contemplated hereunder;

(viii)      the Bankruptcy Plan shall be in form and substance reasonably acceptable to the Company and the Purchasers, consistent with the terms of this Agreement and the Term Sheet, confirmed by the Bankruptcy Court by one or more Final Order(s), all conditions to the effectiveness of the Bankruptcy Plan shall have been reasonably determined by the Company and the Purchasers to be subject to satisfaction or waiver in accordance with the terms of the Bankruptcy Plan, and shall provide that the Board of Directors of the Reorganized Debtor will consist of the following: (i) one director to be designated by Nomis; (ii) one director to be jointly designated by BHC, BHCF, and Cheval; (iii) the Chief Executive Officer of the Company to be designated jointly and unanimously by the Purchasers; and (iv) two independent directors to be designated jointly and unanimously by the Purchasers.

(ix)         Martin Shkreli shall not be an employee, consultant, officer, or director of the Company or of any of its Subsidiaries, or, after the Closing, of any Affiliate of the Company (without making any statement with respect to any Affiliate of any Purchaser);

(x)          after taking into account the dilutive effect of the issuance of additional shares of New Common Stock to the Purchasers and others in accordance with this Agreement and the Confirmed Plan, Martin Shkreli shall not hold with power to vote more than twenty percent (20.0%) of the New Common Stock of the Reorganized Debtor;

(xi)         the certificate of incorporation and bylaws of the Company in effect as of the effective date of the Confirmed Plan shall be in form and substance reasonably acceptable to the Purchasers;

(xii)        at or prior to Closing, the Company shall have paid all of the DIP Financing Attorneys’ Fees and all of the Exit Financing Attorneys’ Fees;

(xiii)       all conditions to the closing of the Savant Acquisition (excluding any requirement that the Company have unencumbered Cash of $10,000,000 or more) shall have been satisfied or waived, and the Savant Acquisition shall close simultaneously with the Closing;

(xiv)      upon the DIP Financing being repaid by the Company in the form of capital stock of the Company in accordance with the Loan Agreement, then, after giving effect to the transactions contemplated hereunder, any issuance by the Company of any Old Common Stock or any New Common Stock to any Person, and the conversion and/or exercise of all outstanding Old Common Stock Equivalents or any New Common Stock Equivalents, the Company shall issue additional shares of New Common Stock to the Purchasers to cause the Purchasers to hold in the aggregate, approximately 63.803% of the issued and outstanding shares of New Common Stock calculated as of the Closing Date and disregarding any Exempted Securities;

(xv)       no uncured event of default (as such term is defined in Loan Documents) under the Loan Documents shall have occurred and be continuing;

(xvi)      no uncured Event of Default as to the Company under this Agreement shall have occurred and be continuing;

(xvii)     the Funding Date (as defined in the Loan Agreement) shall have occurred and the Term Loan (as defined in the Loan Agreement) shall have been fully funded to the Company by the Purchasers;

(xviii)    the applicable waiting period (and any extension thereof) under the HSR Act, if required, shall have expired or shall have been earlier terminated;

(xix)       the delivery of a certificate from the Company certifying that each of the conditions set forth in Sections 2.2(a)(i) and 2.2(a)(ii) have been and are satisfied as of the time of the Closing; and

(xx)        the Company shall have delivered such other documents or instruments as Purchasers reasonably request and as are reasonably necessary to effect the transactions contemplated by this Agreement.

ARTICLE III.

COVENANTS

3.1           Operation and Maintenance of the Business. Prior to the Closing, unless Purchasers otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), or unless required or authorized by the Bankruptcy Court or the Bankruptcy Code or pursuant to the terms of this Agreement or at the direction of a Purchaser or in connection with the Savant Acquisition, the Company will:

(a)          conduct its business and operations only in the ordinary course of business unless restricted by Section 3.2;

(b)          use commercially reasonable efforts, consistent with sound business practice, to keep in full force and effect its existence and all material rights, Permits, franchises, Intellectual Property Rights, Material Contracts and contractual rights relating or pertaining to its business, the termination of which other than pursuant to its terms in the ordinary course of business would be materially adverse to the Company;

(c)          maintain its material assets as is reasonably necessary for the conduct of their businesses consistent with then-present needs;

(d)          maintain its books, accounts and records consistent with sound business practice, and not make or institute any material change in its methods of purchase, sale, management, accounting or operation; and

(e)          maintain all of its material insurance policies in effect as of the date hereof or reasonable replacement policies therefor.

3.2           Negative Covenants. Prior to the Closing, without the prior written consent of the Purchasers (which consent shall not be unreasonably withheld, conditioned or delayed), or as required by the Bankruptcy Court or the Bankruptcy Code or pursuant to the terms of this Agreement or at the direction of a Purchaser or in connection with the Savant Acquisition, neither the Company nor any Subsidiary will:

(a)          do, permit to be done, perform, or fail timely to perform, any act or thing that would conflict with, or give rise to, or constitute a breach, violation, or default under, the DIP Order or the Term Sheet Approval Order;

(b)          do, permit to be done, perform, or fail timely to perform, any act or thing that would conflict with, or give rise to, or constitute a breach, violation, or default under, the Term Sheet;

(c)          enter into any Contract that upon execution would constitute a Material Contract;

(d)          directly or indirectly redeem, purchase or otherwise acquire any of its capital stock or other securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities);

(e)          declare, set aside or pay any dividends (payable in cash, stock, property or otherwise) on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock or other securities;

(f)           split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, unless a corresponding adjustment is made to the Securities;

(g)          issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any of its shares of capital stock or any other voting securities or any securities convertible into, exercisable for or exchangeable with, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

(h)          amend its charter, bylaws or other comparable organizational documents other than in accordance with this Agreement;

(i)           acquire any business, whether by merger, consolidation, purchase of assets or otherwise, or acquire any material equity interest in any person not an affiliate, whether through a purchase of stock, establishment of a joint venture or otherwise;

(j)           sell, transfer, lease or otherwise dispose of any properties or assets (real, personal or mixed, tangible or intangible), or purchase any properties or assets, other than in the ordinary course of business, in each case having a book value in excess of $250,000 in the aggregate;

(k)          acquire by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof;

(l)           enter into a material new Contract or materially amend any existing Contract with any officer, director, or consultant of the Company or any affiliate of the foregoing;

(m)         terminate the employment of any executive officer of the Company or any Subsidiary, other than for cause;

(n)          enter into any new employment agreement with any existing director or executive officer of the Company;

(o)          grant to any current or former director or executive officer of the Company or of any Subsidiary, any increase in compensation, bonus or other benefits (other than increases in base salary in the ordinary course of business consistent or arising due to a promotion or other change in status and consistent with generally applicable compensation practices);

(p)          grant to any current or former director, executive officer or other employee of the Company or any Subsidiary, any increase in severance or termination pay;

(q)          increase the compensation of any employee of the Company or any Subsidiary, except for normal merit and promotional increases in the ordinary course of business;

(r)           except as may be required by any Legal Requirement or contemplated by this Agreement, adopt or materially amend any employee benefit plan;

(s)          other than through the Bankruptcy Case, effect any settlement or compromise of any pending or threatened proceeding in respect of which the Company or any Subsidiary is or could have been a party; or

(t)          do, permit to be done, or fail timely to do any act or thing that would give rise to any claim for, or any right to give notice of, an alleged default by the Company under any Contract, except where such default (i) is pursuant to a Bankruptcy Court authorized rejection of the Contract in accordance with Section 365 of the Bankruptcy Code, or (ii) would not, when taken together with other defaults under this subsection (ii), cause the Company to incur a liability greater than $250,000 in the aggregate.

3.3           No Control of the Company’s Business.  Purchasers acknowledge and agree that:  (i) nothing contained in this Agreement shall give the Purchasers, directly or indirectly, the right to control or direct the Company’s or the Company’s Subsidiaries’ operations prior to the Closing, (ii) prior to the Closing, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ operations, and (iii) notwithstanding anything to the contrary set forth in this Agreement, no consent of the Purchasers shall be required with respect to any matter set forth in Section 3.1, Section 3.2, or elsewhere in this Agreement to the extent that the requirement of such consent could violate any applicable law.

3.4           Information.

(a)          Access. From the date hereof until Closing, and as consistent with all applicable laws, at Purchasers’ request upon reasonable prior notice and at reasonable times, the Company will provide to representatives of the Purchasers and their financing sources and each of their agents, employees and accounting, tax, legal and other advisors except where such provision would cause the Company to violate existing Contracts or waive legal privilege:

(i)          access to the offices, assets, suppliers, employees and other Persons having business dealings with the Company; provided, however, that the Parties shall mutually agree upon the timing and manner of any communications between Purchasers and any such suppliers, employees and other Persons having business dealings with the Company;

(ii)         access to all books, records (except employee medical records or other records including personally identifiable information or information otherwise restricted from disclosure under applicable privacy laws or regulations), financial statements and agreements (including any agreements with related parties) of the Company and such other relevant information and materials relating to the financial condition, assets, liabilities and business of the Company as may be reasonably requested (including the ability to make copies and abstracts thereof);

(iii)        access to each report, schedule, registration statement and other document filed by the Company pursuant to the requirements of federal or state securities laws (including the ability to make copies and abstracts thereof);

(iv)        access to operating reports, financial reporting packages and other operational and/or financial information sent to management or the Board of Directors or to the banks with whom the Company maintains credit facilities or lines of credit (including the ability to make copies and abstracts thereof); and

(v)         the opportunity to discuss the affairs of the Company with the officers and employees of the Company; provided that no investigation pursuant to this Section 3.3(a) shall affect any representation, warranty, covenant or agreement made by the Company herein or the conditions to the obligations of the Purchasers to consummate the transactions contemplated in this Agreement.

(b)          Confidentiality. The Purchasers agree that the provision of any information, records or other access by the Company to a Purchaser pursuant to Section 3.3(a) shall be subject to a Non-Disclosure Agreement.

(c)          Deliveries and Actions. Between the date hereof and the Closing, the Company shall disclose to Purchasers in writing any material exceptions to or variances from the representations and warranties in Section 4.1 which occur (or which was in existence as of the date hereof) between the date hereof and the Closing Date, promptly upon the Company acquiring Knowledge thereof (each, a “Schedule Update”). In the event that the Company delivers one or more Schedule Updates that reflect any circumstances or events that individually or in the aggregate would cause the conditions set forth in Section 2.2(b)(i) not to be satisfied, the Purchasers shall have the right to terminate this Agreement by providing written notice to that effect (specifying the basis for such termination) within seven (7) Business Days after receipt of any such Schedule Update; provided that if a Purchaser does not exercise such right to terminate this Agreement within such seven (7) Business Day period, (i) the Purchasers will be deemed to have accepted such information set forth on the Schedule Update, and (ii) the delivery of such Schedule Update will be deemed to have cured any misrepresentation or breach of representation or warranty that otherwise might have existed hereunder by reason of the occurrence, or failure to occur, of the event or events set forth in the Schedule Update.

3.5           Confirmation. The Company shall seek, and the Purchasers shall cooperate with and use their commercially reasonable efforts to assist the Company in the Company’s efforts to seek, to obtain confirmation of the Bankruptcy Plan as expeditiously as possible, but in any event, in a manner such that the Bankruptcy Plan becomes effective by its terms on or before June 30, 2016. The Company and the Purchasers acknowledge that obtaining confirmation of the Bankruptcy Plan prior to June 15, 2016 is most likely not possible.

3.6           Efforts to Close. Each Party will use commercially reasonable efforts to cause the conditions to the Purchasers’ and the Company’s obligations to consummate the transactions contemplated hereunder to be satisfied without undue delay (including the preparation, execution and delivery of all agreements and instruments contemplated hereunder to be executed and delivered by such Party in connection with or prior to the Closing); provided, however, that commercially reasonable efforts shall not require the Company or the Purchasers to, or to offer to: (a) divest to others or hold separate (whether by establishing a trust or otherwise) any of its assets or businesses; or (b) pay any money or incur any material liability that is not contemplated by a Contract or Legal Requirement currently in existence, other than with respect to the Purchaser, the payment of any fee that must be paid in connection with any required HSR notification.

3.7           Governmental Approvals and Filings.

(a)          In furtherance of the Parties’ obligations pursuant to Section 3.5, each Party shall use commercially reasonable efforts to prepare and agrees to file (or cause its ultimate parent entity as that term is defined in the HSR Act to file), promptly following the execution of this Agreement, any materials and information required to be filed with or provided to any Governmental Entity with respect to the transactions contemplated by this Agreement. The Purchasers and the Company shall each use commercially reasonable efforts to promptly supply any additional information as may be required or requested by any Governmental Entity in connection with the transactions contemplated by this Agreement. The Purchasers and the Company shall each use commercially reasonable efforts to take such actions and shall file and use commercially reasonable efforts to have declared effective or approved all documents and notifications with any Governmental Entity as may be necessary and advisable or may be reasonably requested under applicable Legal Requirements for the consummation of the transactions contemplated by this Agreement. Each Party shall, (a) promptly notify the other Party of any material communication between that Party and any Governmental Entity in respect of any filings or investigation relating to the transactions contemplated hereby, (b) subject to applicable Legal Requirements, discuss with and permit the other Party (and its counsel) to review in advance, and consider in good faith the other Party’s reasonable comments in connection with any proposed communication to any Governmental Entity relating to any filing or investigation in connection with the transactions contemplated hereby, and (c) not participate or agree to participate in any substantive meeting, telephone call or discussion with any Governmental Entity in respect of any filings or investigation in connection with the transactions contemplated hereby unless it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend and participate in such meeting, telephone call or discussion.

(b)          Acknowledgment. The Purchasers acknowledge and agree that the purchase of the Securities by the Purchasers as contemplated by the terms and conditions set forth in this Agreement, is not subject to the terms of the HSR Act or the laws of any relevant foreign jurisdiction.

(c)          HSR Approvals. If, however, after the date hereof, any Person, pursuant to the Bidding Procedures, attempts to overbid this Agreement or make an offer for the Securities on superior terms and conditions than set forth herein, and, if, in response to such overbid or offer, the Purchasers agree to increase the Purchase Price or otherwise improve the terms and conditions of the Purchasers’ offer to purchase the Securities, in a manner that causes the purchase of the Securities by the Purchasers to then become subject to the terms of the HSR Act or the laws of any relevant foreign jurisdiction, then, promptly following the acceptance by the Company of the Purchasers’ improved offer, the Company and the Purchaser shall make the filings required to be made under the HSR Act, in connection with the purchase of the Securities by the Purchasers. The Company and Purchasers shall use their commercially reasonable efforts to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other commercially reasonable actions necessary to cause the expiration or early termination of the applicable waiting periods under the HSR Act as soon as practicable so as to enable the Parties to expeditiously close the purchase of the Securities no later than the Closing Date (the “HSR Approval”). In connection with the efforts referenced in this Section to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act, each of the Company and the Purchasers shall use all commercially reasonable efforts to: (a) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (b) keep the other Parties informed in all material respects of any material communication received by such Party from, or given by such Party to, any Governmental Entity and of any material communication received or given in connection with any proceeding by a private party; and (c) except as otherwise prohibited by Legal Requirements, permit the other Parties to review any material communication given by it to, and consult with each other in advance of and be permitted to attend any meeting or conference with such Governmental Entity or, in connection with any proceeding by a private party, with any other Person, in each case regarding any of the transactions contemplated by this Agreement.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES

4.1           Representations and Warranties of the Company. Except as set forth in the Schedules, which Schedules shall be deemed a part hereof and shall qualify any representation or warranty or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Schedules or that it is readily apparent from the face of such Schedules that a disclosure on such Schedule is applicable to such representation or warranty, or as set forth in the SEC Reports, or as disclosed in the Bankruptcy Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

(a)          Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 4.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded. None of the Subsidiaries of the Company own any Intellectual Property Rights related to the Products, hold any material Intellectual Property Rights of the Company or hold any other assets with a value in excess of $5,000, and the Subsidiaries are treated as inactive by the Company and not used in the ordinary course of business.

(b)          Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and as of the Closing Date will be in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or in default of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents. As of the Closing Date, the Company will be duly qualified to conduct business and in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in a Material Adverse Effect.

(c)          Authorization; Enforcement. Subject to the approval of the Bankruptcy Court in the Confirmation Order, the Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, will have been duly authorized by all necessary action on the part of the Company and no further action will be required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by any applicable bankruptcy, insolvency and other similar Legal Requirements affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)          No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, as the foregoing will be modified under the Bankruptcy Plan, or (ii) to the Knowledge of the Company, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or, except as set forth on Schedule 4.1(d), give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) to the Knowledge of the Company, subject to the Required Approvals, conflict with or result in a violation of any Legal Requirements of any Governmental Entity to which the Company or any Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not reasonably be expected to result in a Material Adverse Effect.

(e)          Filings, Consents and Approvals. Except for the approval of the Bankruptcy Court, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Entity or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 5.6 of this Agreement; (ii) the filings required with the Commission related to the Securities; and (iii) such filings as are required to be made under applicable state securities laws and applicable antitrust, competition, or merger control laws (including the HSR Act) (collectively, the “Required Approvals”).

(f)          Issuance of the Securities. Subject to approval by the Bankruptcy Court in the Confirmation Order, the Securities will be duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.

(g)          Capitalization. The capitalization of the Company set forth in the Bankruptcy SAL/SAF is true, accurate and complete. Except as set forth on Schedule 4.1(g), as of the date hereof, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Old Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Old Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. Except as set forth on Schedule 4.1(g), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Schedule 4.1(g) lists all outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Old Common Stock, New Common Stock, or Contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Old Common Stock, Old Common Stock Equivalents, New Common Stock, or New Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue, or give rise to any Person’s right to purchase, shares of Old Common Stock, New Common Stock, or other securities to any Person (other than the Purchasers) and, except as set forth on Schedule 4.1(g), will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. Except as set forth on Schedule 4.1(g), to the Knowledge of the Company, all of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all Legal Requirements, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities, subject to approval of the Bankruptcy Court. Except as set forth in the SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Knowledge of the Company, between or among any of the Company’s stockholders.

(h)          SEC Reports; Financial Statements. Unless not required during the pendency of the Bankruptcy Case, and except as set forth on Schedule 4.1(h), the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”).

(i)           Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof or in the Bankruptcy Schedules, (a) the Company has not incurred any liabilities (contingent or otherwise) other than (1) trade payables and accrued expenses incurred in the ordinary course of business, Bankruptcy Related Costs or costs related to this Agreement or the Savant Agreement, and (2) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission or in the Bankruptcy Schedules, (b) the Company has not altered its method of accounting, except to the extent required by the pendency of the Bankruptcy Case, (c) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (e) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement and events disclosed in the Bankruptcy Schedules and SEC Reports, to the Knowledge of the Company, other than immaterial matters, there is no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its business, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made. As of the date hereof, no Triggering Event (as hereinafter defined) has occurred.

(j)           Litigation. Except for Actions disclosed in the Bankruptcy Schedules or the SEC Reports, and except for the Bankruptcy Case, there is no Action, or to the Knowledge of the Company, any Proceeding, which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 4.1(j), neither the Company, nor any Subsidiary, nor, to the Knowledge of the Company, any current director or officer thereof, is or has been the subject of any Action, or to the Knowledge of the Company, any Proceeding, involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current director or officer of the Company. Except as set forth on Schedule 4.1(j), to the Knowledge of the Company, the Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)          Labor Relations. No material labor dispute exists or, to the Knowledge of the Company, is imminent with respect to any of the employees of the Company, which would reasonably be expected to result in a Material Adverse Effect. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and the Company is not a party to a collective bargaining agreement, and the Company believes that its relationships with its employees are in good standing. To the Knowledge of the Company, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any Material Contract, employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other Contract or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. To the Knowledge of the Company, the Company is in compliance with all applicable Legal Requirement relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)           Compliance. Except as set forth on Schedule 4.1(l) or in the Bankruptcy Schedules, and except for any breaches, defaults, violations, or rights of termination or acceleration which purport to become effective upon the occurrence of the Bankruptcy Case, to the Knowledge of the Company, neither the Company nor any Subsidiary: (a) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that, as of the date hereof, it is in default under or that it is in violation of, any Contract to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (b) is in violation of any judgment, decree or Order of any Governmental Entity, or (c) is in violation of any Legal Requirements, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not reasonably be expected to result in a Material Adverse Effect.

(m)          Title to Assets. To the Knowledge of the Company, all assets, properties, and Material Contracts of the Company existing as of the date of commencement of the Bankruptcy Case have been disclosed in the Bankruptcy Schedules. Except as set forth on Schedule 4.1(m), to the Knowledge of the Company, the Company and its Subsidiaries have good and valid title in all material personal property owned by them, free and clear of all Liens, except for (a) Liens to be granted in favor of Purchasers under the Loan Documents, (b) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, and (c) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. To the Knowledge of the Company, any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance in all material respects. The Company does not currently own any real property.

(n)          Intellectual Property.

(i)          Except as set forth in the Bankruptcy Schedules or on Schedule 4.1(n), Company is sole owner of all Intellectual Property Rights (defined herein) and has had executed all of the appropriate paperwork to establish ownership in Company, or Company has rights to use, all Intellectual Property, and other intellectual property rights and similar rights necessary or required for use in connection with its business as described in the SEC Reports (collectively, the “Intellectual Property Rights”). All Intellectual Property existing as of the Closing Date, as applicable, which is issued, registered or pending with any United States or foreign Governmental Entity (including, without limitation, any and all applications for the registration of any Intellectual Property with any such United States or foreign Governmental Entity) and all licenses under which Company is the licensee of any such registered Intellectual Property (or any such application for the registration of Intellectual Property) owned by another Person are set forth in Schedule 4.1(n). Such Schedule 4.1(n) indicates in each case whether such registered Intellectual Property (or application therefore) is owned or licensed by Company, and in the case of any such licensed registered Intellectual Property (or application therefore), lists the name and address of the licensor and the name and date of the agreement pursuant to which such item of Intellectual Property is licensed pursuant to which such item of Intellectual Property is licensed and whether or not such license is an exclusive license and indicates whether there are any purported restrictions in such license on the ability of Company to grant a security interest in and/or to transfer any of its rights as a licensee under such license. Except as indicated on Schedule 4.1(n), Company is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each such registered Intellectual Property (or application therefore) purported to be owned by Company, free and clear of any Liens and/or licenses in favor of third parties or agreements or covenants not such sue third parties for infringement. Company is not party to, nor bound by, any material license or other agreement with respect to which Company is the licensee that prohibits or otherwise restricts Company from granting a security interest in Company’s interest in such license or agreement or other property.

(ii)         Except as set forth in the Bankruptcy Schedules or Schedule 4.1(n), Company has not received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within ten (10) years from the date of this Agreement. Except as set forth on Schedule 4.1(n), to the Knowledge of Company, Company has not received, since the date of the latest financial statements included within the SEC Reports, a written notice of a claim or otherwise has any Knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person. Except as set forth on Schedule 4.1(n), to the Knowledge of Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. Except as set forth on Schedule 4.1(n), to the Knowledge of Company, Company’s patents listed in the Bankruptcy Schedules are being maintained, and the required United States and foreign maintenance fees or annuities (if any) are being paid. To the Knowledge of Company, Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights. Except as set forth on Schedule 4.1(n), to the Knowledge of Company, Company has entered into binding, written agreements with every current and former employee of Company, and with every current and former independent contractor, whereby such employees and independent contractors (i) assign to Company any ownership interest and right they may have in the Intellectual Property Rights; and (ii) acknowledge Company’s exclusive ownership of the Intellectual Property Rights. Except as set forth in the Bankruptcy Schedules, to the Knowledge of Company, no third party possesses rights to Intellectual Property Rights, that, if exercised, could enable such party to develop products competitive to the Products.

(iii)        Except as set forth in the Bankruptcy Schedules or Schedule 4.1(n), to the Knowledge of Company, Company has duly and properly filed or caused to be filed with the U.S. Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all material patent applications as listed on Schedule 4.1(n) and owned by Company (the “Patent Applications”). Except as set forth in the Bankruptcy Schedules or Schedule 4.1(n), to the Knowledge of Company, Company has not been notified of any inventorship or ownership challenges nor has any interference been declared or provoked which has not been finally resolved. Except as set forth on Schedule 4.1(n), to the Knowledge of Company, no opposition filings or invalidation filings have been submitted which have not been finally resolved in connection with any of Company’s patents and Patent Applications in any jurisdiction where Company has applied for, or received, a patent.

(o)          Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which the Company is engaged, including, but not limited to, directors and officers insurance coverage.

(p)          Transactions with Affiliates and Employees. Except as set forth in the SEC Reports, in the Bankruptcy Schedules, or as set forth in Schedule 4.1(p), to the Knowledge of the Company, none of the current officers or directors of the Company and, to the Knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any Contract or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner.

(q)          Certain Fees. Except as set forth in Schedule 4.1(q), no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(r)          Investment Company. The Company is not, and immediately after receipt of payment for the Securities, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(s)          Registration Rights. Other than each of the Purchasers, except as set forth on Schedule 4.1(s), as may be provided in the Confirmed Plan or as may be authorized by Order of the Bankruptcy Court, to the Knowledge of the Company, no Person has any right to cause the Company to effect the registration under the Securities Act of any Securities of the Company.

(t)          Listing and Maintenance Requirements. The Old Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate, or which to its Knowledge is likely to have the effect of, terminating the registration of the Old Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth on Schedule 4.1(t), the Company has not, in the 12 months preceding the date hereof, received notice from any trading market on which the Old Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such trading market, if any.

(u)          No Anti-Takeover Plan. There are no registration or anti-dilution rights, and there is no control share acquisition, voting trust, proxy, rights plan, plan, scheme, device, or arrangement, commonly known as a “poison pill” or “anti-takeover plan”, or other agreement, arrangement or understanding to which the Company or any Subsidiary is a party or by which they are bound with respect to any capital stock of the Company or any Subsidiary. No state takeover statute or similar statute or regulation applies or purports to apply to this Agreement or any of the transactions contemplated by this Agreement. Stockholders of the Company or any Subsidiary will not be entitled to dissenters’ rights under applicable state law in connection with the transactions contemplated hereunder, the transactions contemplated by the Bankruptcy Plan, or the transactions contemplated by the Loan Documents.

(v)         Indebtedness. Except for (a) Indebtedness (as defined herein) incurred by the Company in the ordinary course of business and not considered past due or delinquent under the trade terms applicable to such Indebtedness and (b) amounts owed to vendors of the Company as set forth on Schedule 4.1(v), to the Knowledge of the Company, all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments is disclosed in the Bankruptcy Schedules, other than Bankruptcy Related Costs and costs related to this Agreement or the Savant Agreement. For the purposes of this Agreement, “Indebtedness” means (i) any liabilities for borrowed money or amounts owed, (ii) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheets (or the notes thereto), and (iii) the present value of any lease payments under leases required to be capitalized in accordance with GAAP. Except as to Indebtedness disclosed in the Bankruptcy Schedules and except for defaults triggered by the commencement or continuation of the Bankruptcy Case, the Company is not in default with respect to any Indebtedness.

(w)          Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal and state income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(x)          Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the Knowledge of the Company, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, bribe, rebate, payoff, commissions, promotional allowances, entertainment, influence payments, kickback or other unlawful expenses or other payment or economic benefit to any Person, private or public, in the United States, its territories, or any foreign jurisdiction, regardless of what form, whether in money, property, or service, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, (iv) violated in any material respect any provision of FCPA; (v) established or maintained any fund or asset that has not been recorded in the books and records of Company; or (vi) aided, abetted, caused (directly or indirectly), participated in, or otherwise conspired with, any Person to violate the terms of any judgment, sentence, order or decree of any court or Governmental Entity, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y)          Regulation M Compliance.  The Company has not, and to the Knowledge of the Company no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent, if any, in connection with the placement of the Securities.

(z)          Regulatory Compliance. Schedule 4.1(z) lists all Products. With respect to all Products, the Company has only engaged in Marketing activities pursuant to and within the scope of all required Governmental Approvals, and in compliance with the FDCA and applicable state laws. The clinical trials conducted by and on behalf of Company as part of its Marketing activities with respect to the Products have been and continue to be conducted in accordance with any and all approved protocols, and no Governmental Entity or institutional review board has issued notice to Company demanding the termination, suspension, material modification, or clinical hold of any such Marketing activities. There are no pending or threatened criminal, civil, or administrative investigations or actions pertaining to the Company’s Marketing activities, and Company is not a party to any consent decree with any Governmental Entity. The Company has not received nor is it aware of any warning letters, pending or unremediated FDA inspection violations, quarantine, or other notice of wrongdoing or prohibition on future Marketing activities supplied by the FDA or any state board of pharmacy or department of health. The handling of all biological and pharmaceutical materials, have been and are being conducted in all material respects in accordance with the FDCA and applicable state laws. The Company is not directly, nor indirectly by any through its officers, directors, employees, agents or contractors, debarred, suspended, or excluded from participation in the Medicare or Medicaid programs, or any other state or federal health care program.

(aa)        Regulatory Developments. All material Required Permits related to the Marketing of the Products are listed on Schedule 4.1(aa).

(bb)        Office of Foreign Assets Control. To the Knowledge of the Company, neither the Company nor any Subsidiary, nor any current director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(cc)        U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(dd)        Bank Holding Company Act. Neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any of its Affiliates, is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any of its Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any of its Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ee)         Money Laundering. To the Knowledge of the Company, the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, threatened.

(ff)          Environmental Legal Requirements. The Company (i) is in compliance with all Environmental Legal Requirements; (ii) has received all permits licenses or other approvals required of it under applicable Environmental Legal Requirements to conduct its business; and (iii) is in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(i)           Reorganization Matters. As of the date hereof, the Term Sheet Approval Order is in full force and effect and has not been reversed, stayed, modified, or amended. Notwithstanding the provisions of Section 362 of the Bankruptcy Code, and subject to the applicable provisions of the Term Sheet Approval Order, the Purchasers shall be entitled to payment of the Breakup Fee as provided herein, and to enforce the remedies provided for hereunder or under applicable Legal Requirements, without further application to or order by the Bankruptcy Court.

4.2           Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)          Each Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)          Sufficient Funds. Each Purchaser has sufficient funds on hand to fund its respective portion of the Purchase Price as set forth on Schedule 2.1.

(c)          Own Account. Each Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws).

(d)          Purchaser Status. At the time each Purchaser was offered the Securities, it was, and as of the date hereof it is, an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(e)          Experience of Each Purchaser. Each Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Each Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f)           Compliance. No part of the funds being used by each Purchaser to acquire the Securities has been, or shall be, directly or indirectly derived from, or related to, any activity that may contravene United States federal or state or non-United States laws or regulations, including, without limitation, the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder.

The Company acknowledges and agrees that the representations contained in this Section 4.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby, provided, however, that the Company is relying on the representations contained in this Section 4.2 for purposes of making its representations that the issuance of the Securities will comply with all applicable Legal Requirements.

4.3           Effect of Closing; No Survival. None of the representations and warranties of the Company contained in Section 4.1, including the Schedules, and the Purchasers contained in Section 4.2 hereof, or any certificate or instrument delivered in connection herewith at or prior to the Closing shall survive the Closing. None of the Parties’ respective covenants and agreements contained herein shall survive the Closing; provided, however, the Parties’ respective covenants and agreements set forth herein that by their specific terms contemplate performance after Closing shall survive the Closing indefinitely unless otherwise set forth therein or herein.

ARTICLE V.
OTHER AGREEMENTS OF THE PARTIES

5.1           Reservation of New Common Stock. As of the effective date of the Confirmed Plan, the Company shall have reserved and kept available at all times, free of preemptive rights, a sufficient number of shares of New Common Stock for the purpose of enabling the Company to issue Securities pursuant to this Agreement and the Loan Documents.

5.2           Furnishing of Information. Beginning 180 days after Closing and until the time that no Purchaser owns more than 25% of the Securities originally acquired by such Purchaser pursuant to this Agreement or the Loan Documents, the Company covenants to use reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

5.3           Securities Laws Disclosure; Publicity. The Company shall (a) issue a press release disclosing the material terms of the transactions contemplated hereby and (b) file a Current Report on Form 8-K with the Commission within the time and with the disclosures required by the Exchange Act. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior written consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by applicable Legal Requirements (including as required in order to comply with filing requirements under the HSR Act or any other competition, antitrust, or merger control law or to respond to a request for information or documents by a Governmental Entity investigating the transactions described herein), in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. The obligations under this section shall survive the Closing.

5.4           Listing or Quotation. Following the Closing, the Company agrees to use its commercially reasonable best efforts to resume the listing and trading of its capital stock on a Trading Market.

5.5           Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration is also offered to all of the Parties to this Agreement. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

5.6           Compliance with Securities Act; Registration.

(a)          Unless an exception to the registration requirements under section 1145 of the Bankruptcy Code or other applicable law applies, the Company shall issue the Securities pursuant to an exemption from registration under the Securities Act and after the Closing shall promptly prepare and file a Registration Statement in conformity with the requirements of the Securities Act. The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission as soon as possible and in any event within 180 days following the Closing Date, and for the Registration Statement to remain effective until all the Securities are eligible for sale without volume restrictions under an exemption from registration under the Securities Act. The Company warrants that at the time the Registration Statement and any amendments thereto become effective, the Registration Statement and any amendments thereto will conform, in all material respects, to the requirements of the Securities Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 5.6 with respect to the Securities of any Purchaser that such Purchaser shall furnish to the Company such information regarding itself and the Securities held by it as the Company determines is reasonably necessary to effect the registration of such Purchaser’s Securities (the “Requested Information”).

(b)          The Company shall indemnify and hold harmless each Purchaser and each Person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of Exchange Act and the officers, directors, owners, agents and employees of such controlling Persons, against any and all losses, claims, damages or liabilities (joint or several) to which they may become subject under any securities Legal Requirements including, without limitation, the Securities Act, the Exchange Act, or any state securities Legal Requirements or any rule or regulation promulgated thereunder, or otherwise, including the amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference into the Registration Statement or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities Legal Requirements, or any rule or regulation promulgated under any state securities Legal Requirements; provided, however, the Company shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it (A) arises out of or is based upon a Violation which occurs solely in reliance upon and in conformity with information furnished expressly for use in connection with such registration by a Purchaser; or (B) is caused by a Purchaser’s disposition of Securities during any period during which a Purchaser is obligated to discontinue any disposition of Securities as a result of any stop order suspending the effectiveness of the Registration Statement or any applicable prospectus of which such Purchaser has received written notice or during any period in which the effectiveness of the Registration Statement or any applicable prospectus has been suspended by the Company in order for the Company to amend the Registration Statement or prospectus and the Company has provided the Purchaser notice thereof. The Company shall pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 5.6(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 5.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without consent of the Company, which consent shall not be unreasonably withheld.

(c)          Each Purchaser shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, owners, agents and employees of such controlling Persons, any other Purchaser and any controlling Person of any such other Purchaser, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under liabilities (or actions in respect thereto) which arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation: (i) arises out of or is based upon a Violation which occurs solely in reliance upon and in conformity with information furnished expressly for use in connection with such registration by such Purchaser; or (ii) is caused by such Purchasers disposition of Securities during any period during which such Purchaser is obligated to discontinue any disposition of Securities as a result of any stop order suspending the effectiveness of the Registration Statement or applicable prospectus of which such Purchaser has received written notice. Each such Purchaser shall pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 5.6(c), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 5.6(c) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without consent of the Purchaser, which consent shall not be unreasonably withheld.

(d)          Promptly after receipt by an indemnified party under this Section 5.6 of notice of the commencement of any action (including any action by a Governmental Entity) involving a claim referred to in this Section 5.6, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.6, but the omission so to deliver written notice to the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.6.

(e)          In order to provide for just and equitable contribution to joint liability in any case in which a claim for indemnification is made pursuant to this Section 5.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5.6 provided for indemnification in such case, the Company and each Purchaser of Securities shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in proportion to the relative fault of the Company, on the one hand, and such Purchaser, severally, on the other hand; provided, however, that in any such case, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f)          The indemnification obligations of the Company and the Purchasers under this Section 5.6 shall survive the completion of any offering of Securities in a registration statement under this Agreement and otherwise.

5.7           Additional Common Stock. The Company agrees that if both (a) the Registration Statement has not been declared effective within 180 days following the Closing Date (provided that such date shall be tolled for each day that a Purchaser does not provide Requested Information after the Company has requested such Requested Information), and (b) any of the Securities are not eligible to be sold under Rule 144, then, in each case, commencing as of the 181st day following the Closing Date, the Company agrees to issue additional shares of Common Stock to the Purchasers in an amount required to cause the number of the Securities originally purchased by each Purchaser under this Agreement for which such Purchaser continues to be the record and beneficial owner of all economic and voting rights to increase by ten percent (10.0%) in the aggregate during each thirty day period (or portion thereof) until such time that the events described in clause (a) and clause (b) hereof shall have occurred.

5.8           Securities Laws. The Securities may only be sold or otherwise transferred in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement, to the Company or to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. Each Purchaser agrees the Securities may be imprinted, or a book entry notation may be made, with a restricted legend to the effect of the foregoing.

ARTICLE VI.

INTENTIONALLY OMITTED

ARTICLE VII.

EVENT OF DEFAULT

7.1           Events of Default. The occurrence of one or more of the following events shall constitute an event of default hereunder (each, an “Event of Default”):

(a)          Event of Default by the Company. Each of the following shall be an Event of Default by the Company:

(i)          any material nonfulfillment or breach of any covenant, agreement or obligation to be performed by the Company pursuant to this Agreement, where such nonfulfillment or breach has not been cured within 30 days of the Company receiving written notice from a Purchaser;

(ii)         any material breach or inaccuracy of any representation or warranty made by the Company under Section 4.1 if such representation or warranty is not qualified by materiality or Material Adverse Effect, or any breach or inaccuracy of any representation or warranty made by the Company under Section 4.1 if such representation or warranty is qualified by materiality or Material Adverse Effect, where such breach or inaccuracy has not been cured within 30 days of the Company receiving written notice from a Purchaser;

(iii)        the failure to achieve any Milestone (as defined in the Term Sheet) for which the Company is responsible and that first comes due on or after April 1, 2016, provided that the failure to achieve such Milestone does not result, in whole or in part, from the action or inaction of a Purchaser;

(iv)        the occurrence of any Default or Event of Default (as such terms are defined in the Loan Documents) under the Loan Documents that has not been cured or waived by the Purchasers in accordance with the Loan Documents, where such Default or Event of Default has not been cured within 30 days of the Company receiving written notice from a Purchaser;

(v)         the institution of any proceeding by FDA, FTC, or similar Governmental Entity to order the withdrawal of any Product or Product category from the market or to enjoin Company or any representative of Company from investigating manufacturing, selling, or marketing any Product or Product category, which, in each case, would cause a Material Adverse Effect, where such proceeding has not been withdrawn or terminated prior to June 30, 2016;

(vi)        the commencement of any enforcement action against Company by FDA, DEA, HHS, OCR, or any other Governmental Entity, which, in each case, would reasonably be expected to cause a Material Adverse Effect;

(vii)       any actual legislative change or pending legislative change that advances past committee in the United States Congress that would amend or eliminate the PRV system in such a way to disqualify benznidazole’s ability to earn a PRV upon receiving a new Drug Application approval;

(viii)      the failure of the Company to enter into the Savant Acquisition Agreement;

(ix)         any party to the Savant Acquisition Agreement shall fail to be in a position to close the Savant Acquisition Agreement on or before June 30, 2016; or

(x)          any termination of the Savant Acquisition Agreement.

(b)          Event of Default by the Purchasers. Subject to Section 10.13, each of the following shall be an Event of Default by the Purchasers:

(i)          any material nonfulfillment or breach of any covenant, agreement or obligation to be performed by the Purchasers pursuant to this Agreement;

(ii)         any material breach or inaccuracy of any representation or warranty made by the Purchasers under Section 4.2 if such representation or warranty is not qualified by materiality or Material Adverse Effect, or any breach or inaccuracy of any representation or warranty made by the Purchasers under Section 4.2 if such representation or warranty is qualified by materiality or Material Adverse Effect;

(iii)        any material nonfulfillment or breach of any covenant, agreement or obligation to be performed by a Purchaser (or an Affiliate thereof) pursuant to the Loan Agreement, including the failure of any Purchaser (or its Affiliate) to fully fund its Term loan Commitment Amount as defined in the Loan Agreement, where such failure is not cured by another Purchaser or an Affiliate thereof within five days of such failure;

(iv)        the failure of any Purchaser to achieve any Milestone (as defined in the Term Sheet) for which the Purchasers are responsible and that first comes due on or after April 1, 2016, provided that the failure to achieve such Milestone does not result, in whole or in part, from the action or inaction of the Company; or

(v)         any Purchaser becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any Purchaser applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Purchaser or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Purchaser or for a substantial part of the property of any thereof and is not discharged within sixty (60) days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of any Purchaser, and if such case or proceeding is not commenced by such Purchaser, it is consented to or acquiesced in by such Purchaser, or remains undismissed for sixty (60) days; or any Purchaser takes any action to authorize, or in furtherance of, any of the foregoing.

7.2           Remedies Upon the Occurrence of an Event of Default as to the Company. Upon the occurrence of an Event of Default, the Purchasers shall have the right to terminate this Agreement as set forth in Section 9.1 below.

7.3           Remedies Upon the Occurrence of an Event of Default as to any Purchaser. Upon the occurrence of an Event of Default, the Company shall have the right to terminate this Agreement as set forth in Section 9.2 below.

ARTICLE VIII.

TRIGGERING EVENT; BREAKUP FEE

For the purposes of this Article VIII, the “Company” means KaloBios Pharmaceuticals, Inc., a Delaware corporation, once it has emerged from the Bankruptcy Case.

8.1           Triggering Event. The occurrence of one or more of the following events shall constitute a triggering event hereunder (each, a “Triggering Event”):

(a)          The Company consummates a sale of all or substantially all of its Intellectual Property Rights or other assets, which is not approved by Purchasers;

(b)          The Company consummates a sale of all or substantially all of its assets or Old Common Stock, which is not approved by Purchasers;

(c)          The Company accepts an alternative debtor-in-possession financing and/or exit financing proposal other than those proposals contemplated by the Term Sheet; and/or

(d)          The Company consummates a plan of reorganization other than the Bankruptcy Plan.

8.2           Breakup Fee. As used herein, “Breakup Fee” collectively means the aggregate amount equal to the sum of the following:

(a)          At the discretion of the Purchasers, either: (i) payment in the aggregate amount of $420,000 (the “Cash Option Breakup Fee”); or (ii) (a) if the DIP Financing has not been funded in accordance with the terms of the Loan Documents, the option to purchase Two Million Eight Hundred Thousand Dollars ($2,800,000) of additional shares of capital stock of the Company at a price per share equal to $1.75 per share, or (b) if the DIP Financing has been funded by the Purchasers, the option to purchase Two Million Dollars ($2,000,000) of additional shares of capital stock of the Company at a price per share equal to $1.75 per share (clauses (a) and (b) hereof shall collectively be referred to as the “Stock Option Breakup Fee”); plus

(b)          Reimbursement of up to $200,000 of reasonable documented attorneys’ fees and other expenses incurred by Purchasers in connection with the transactions contemplated by the Term Sheet (collectively, the “Breakup Attorneys’ Fees”).

8.3           Remedies Upon the Occurrence of a Triggering Event. In addition to Purchasers’ right of termination set forth in Section 9.1 below, upon the occurrence of a Triggering Event, without demand or notice, the Parties agree that the Company shall pay the Breakup Fee to the Purchasers as follows:

(a)          In the event that the Breakup Fee is triggered because the Company accepts an alternative exit financing proposal after the DIP Financing has been funded by Purchasers, Purchasers shall be entitled to: (i) repayment of the DIP Financing through issuance of additional shares of capital stock of the Company pursuant to the terms of the Loan Documents; and (ii) receipt of the Breakup Fee;

(b)          In the event the Breakup Fee is triggered under Section 8.1(a), Section 8.1(b), or Section 8.1(c) above, and Purchasers exercise the Cash Option Breakup Fee, the Parties agree that both the Cash Option Breakup Fee and the Breakup Attorneys’ Fees shall be payable to Purchaser out of the proceeds of such sale or alternative financing; or

(c)          In the event that the Breakup Fee is triggered under Section 8.1(d) above and Purchaser exercises the Cash Option Breakup Fee, the Parties agree that both the Cash Option Breakup Fee and Breakup Attorneys’ Fees shall be payable as a priority administrative claim under any confirmed plan.

The Parties agree that the Cash Option Breakup Fee and the Breakup Attorneys’ Fees shall be allowed administrative claims under 11 U.S.C. §503. The Parties further agree that the agreed upon amount of the Breakup Fee is not a penalty, but rather is a reasonable measure of damages, based upon the Parties’ experience, negotiations and agreement. The Company acknowledges and agrees that payment of the Breakup Fee is an integral part of the transactions contemplated by this Agreement, and in the absence of the Company’s obligation to pay the Breakup Fee, the Purchasers would not have entered into this Agreement.

ARTICLE IX.

TERMINATION

9.1           Termination by Purchasers. This Agreement may be terminated by the Purchasers at any time prior to the Closing:

(a)          upon the occurrence of an Event of Default as to the Company;

(b)          upon the occurrence of a Triggering Event;

(c)          if the Closing has not occurred on or before June 30, 2016; provided, however, that the right to terminate this Agreement under this Section 9.1 shall not be available to a Purchaser if a Purchaser’s breach of any provision of this Agreement has resulted in the failure of the Closing to occur on or before June 30, 2016;

(d)          if events have occurred which have made it impossible to satisfy, prior to June 30, 2016, a condition precedent to the obligation of Purchasers to consummate the transactions contemplated hereby (unless any Purchaser’s breach of this Agreement has caused the condition to be unsatisfied);

(e)          if any Governmental Entity, including, without limitation, the Bankruptcy Court, has issued an Order or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereunder;

(f)           if the Board of Directors withdraws or changes its recommendation of this Agreement in a manner materially adverse to the Purchasers; or

(g)          if the Board of Directors accepts an alternative proposal other than those proposals contemplated by the Term Sheet.

9.2           Termination by the Company. This Agreement may be terminated by the Company at any time prior to the Closing:

(a)          upon the occurrence of an Event of Default as to the Purchaser;

(b)          upon the occurrence of a Triggering Event;

(c)          if the Closing has not occurred on or before June 30, 2016; provided, however, that the right to terminate this Agreement under this Section 9.2 shall not be available to the Company if the Company’s breach of any provision of this Agreement has resulted in the failure of the Closing to occur on or before June 30, 2016;

(d)          if events have occurred which have made it impossible to satisfy, prior to June 30, 2016, a condition precedent to the obligation of the Company to consummate the transactions contemplated hereby (unless the Company has caused the condition to be unsatisfied);

(e)          if any Governmental Entity, including, without limitation, the Bankruptcy Court, has issued a Final Order or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereunder;

(f)           if the Board of Directors accepts an alternative proposal in accordance with the Term Sheet Approval Order other than those proposals contemplated by the Term Sheet; or

(g)          subject to Section 10.13, upon the institution by or against a Purchaser of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of a Purchaser’s debts, (ii) upon a Purchaser making an assignment for the benefit of creditors, or (iii) upon a Purchaser’s dissolution or ceasing to do business.

9.3           Automatic Termination. Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate on or any time prior to the Closing if (a) the Bankruptcy Case is converted to a case under Chapter 7 of the Bankruptcy Code or (b) the Bankruptcy Court appoints a chapter 11 trustee for the Company in the Bankruptcy Case.

9.4           Effect of Termination. If this Agreement is terminated as provided in Section 9.1 or Section 9.2, or terminates as provided in Section 9.3, then this Agreement will forthwith become void and there will be no liability on the part of any Party to any other Party or any other Person in respect hereof; provided that: (a) the obligations of the Parties described in Article VIII and this Article IX will survive any such termination; (b) in the event of termination pursuant to Section 9.1, 9.2(b), 9.2(f) or Section 9.3, the Company shall pay all DIP Financing Attorneys’ Fees and all Exit Financing Attorneys’ Fees within ten business days of such termination; and (c) any termination of this Agreement pursuant to 9.2(b) or 9.2(f) shall be without prejudice to the Purchasers’ right to the Breakup Fee.

ARTICLE X.
MISCELLANEOUS

10.1         Fees and Expenses. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

10.2         Entire Agreement. The Transaction Documents, as well as any Non-Disclosure Agreements, together with the exhibits and schedules thereto, contain the entire understanding of the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the Parties acknowledge have been merged into such documents, exhibits and schedules; provided that, nothing herein shall affect the Loan Documents with respect to the issuance of Common Stock to the Purchasers in accordance with the terms of the Loan Documents and nothing in the Loan Documents shall modify this Agreement with respect to the purchase of the Securities by the Purchasers in accordance with the terms hereof.

10.3         Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (Eastern time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (Eastern time) on any Business Day, (c) the second (2nd) Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

10.4         Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers or, in the case of a waiver, by the Party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

10.5         Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

10.6         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person, provided however, that any such assignment or transfer shall not relieve such Purchaser of its respective obligations hereunder.

10.7         No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

10.8         Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each Party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a Party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the United States Bankruptcy Court for the District of Delaware. Each Party hereby irrevocably submits to the exclusive jurisdiction of the United States Bankruptcy Court for the District of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such Action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any Party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, the prevailing Party in such Action or Proceeding shall be reimbursed by the other Party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

10.9         Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to each other Party, it being understood that the Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

10.10        Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

10.11        Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

10.12        Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

10.13        Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document, provided, however, that if a Purchaser (the “Defaulting Purchaser”) indicates its intention, for whatever reason, not to pay its respective portion of the Purchase Price at the Closing, one or more of the other Purchasers shall have the right to assume the rights, liabilities and obligations of the Defaulting Purchaser under this Agreement if such Purchaser pays the Defaulting Purchaser’s respective portion of the Purchase Price at Closing, and the Defaulting Purchaser will cooperate to execute any required documentation reasonably requested by another Party, provided, further, that if more than one of the Purchasers (other than the Defaulting Purchasers) desires to assume such rights, liabilities and obligations of the Defaulting Purchaser, then they shall have the right to do so on a pro rata basis. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

10.14        Liquidated Damages. The Company’s obligations to pay any liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

10.15        Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

10.16        Construction. The Parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of New Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the New Common Stock that occur after the date of this Agreement.

10.17        WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, EACH OF THE PARTIES KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the Parties have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

Kalobios Pharmaceuticals, Inc.

By:	/s/ Cameron Durrant
Name:	Dr. Cameron Durrant
Title:	Chief Executive Officer

Address for Notice:

1000 Marina Blvd #250
Brisbane, CA 940005-1878
Attn: Dr. Cameron Durrant
E-mail: camerondurrant@yahoo.com
Fax:

with a copy (which copy shall not constitute notice to the Company) to:

Morris, Nichols, Arsht & Tunnell LLP
1201 North Market Street, 16th Floor
P.O. Box 1347
Wilmington, DE 19899-1347
Attn: Gregory W. Werkheiser
E-mail: gwerkheiser@mnat.com
Fax: (302) 425-4663

Hogan Lovells US LLP
875 Third Avenue
New York, NY 10022
Attn: Peter Ivanick
E-mail: peter.ivanick@hoganlovells.com
Fax: (212) 918-3100

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASERS FOLLOWS]

PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: CHEVAL HOLDINGS, LTD

Signature of Authorized Signatory of Purchaser:	/s/ Dale Chappell

Name of Authorized Signatory: Dale Chappell

Title of Authorized Signatory: Director

Email Address of Authorized Signatory: dchappell@chevalholdingsltd.com

Facsimile Number of Authorized Signatory: (646) 786-4044

Address for Notice to Purchaser:

Cheval Holdings, Ltd

P.O. Box 309G, Ugland House

Georgetown, Grand Cayman

Cayman Islands, KY1-1104Dale Chappell

with a copy (which copy shall not constitute notice to the Purchasers) to:

Quarles & Brady LLP

300 N. LaSalle Street

Suite 4000

Chicago, IL 60654-3406

Email Address: Faye.Feinstein@quarles.com

EIN Number: 98-0682679

[SIGNATURE PAGES CONTINUE]

PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: BLACK HORSE CAPITAL MASTER FUND LTD.

Signature of Authorized Signatory of Purchaser:	/s/ Dale Chappell

Name of Authorized Signatory: Dale Chappell

Title of Authorized Signatory: Director

Email Address of Authorized Signatory: dchappell@blackhorsecap.com

Facsimile Number of Authorized Signatory: (646)-786-4044

Address for Notice to Purchaser:

Black Horse Capital Master Fund Ltd

c/o Opus Equum, Inc.

P.O. Box 788

Dolores, CO 81323

with a copy (which copy shall not constitute notice to the Purchasers) to:

Quarles & Brady LLP

300 N. LaSalle Street

Suite 4000

Chicago, IL 60654-3406

Email Address: Faye.Feinstein@quarles.com

EIN Number: 98-0608394

[SIGNATURE PAGES CONTINUE]

PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: BLACK HORSE CAPITAL LP

Signature of Authorized Signatory of Purchaser:	/s/ Dale Chappell

Name of Authorized Signatory: Dale Chappell

Title of Authorized Signatory: Manager of the General Partnership

Email Address of Authorized Signatory: dchappell@blackhorsecap.com

Facsimile Number of Authorized Signatory: (646)-786-4044

Address for Notice to Purchaser:

Black Horse Capital LP

c/o Opus Equum, Inc.

P.O. Box 788

Dolores, CO 81323

with a copy (which copy shall not constitute notice to the Purchasers) to:

Quarles & Brady LLP

300 N. LaSalle Street

Suite 4000

Chicago, IL 60654-3406

Email Address: Faye.Feinstein@quarles.com

EIN Number: 47-0870061

PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Nomis Bay LTD

Signature of Authorized Signatory of Purchaser:	/s/ James Keyes

Name of Authorized Signatory: James Keyes

Title of Authorized Signatory: Director

Email Address of Authorized Signatory: ________________________________________

Facsimile Number of Authorized Signatory: ______________________________________

Address for Notice to Purchaser:

James Keyes

_______________________

_______________________

with a copy (which copy shall not constitute notice to the Purchasers) to:

Hahn & Hessen LLP

488 Madison Avenue

New York, New York 10022

Email Address:gbackenroth@hahnhessen.com

Facsimile Address: (212) 478-7400

Address for Delivery of Securities to Purchaser (if not same as address for notice):

_______________________

_______________________

_______________________

EIN Number: _______________________